Exhibit 2.4

FORM OF

CONTRIBUTION AND DISTRIBUTION AGREEMENT

This Contribution and Distribution Agreement (the “Agreement”) is entered into as of [•], 2018, by and among LBM Acquisition, LLC, a Delaware limited liability company (“Acquisition”), US LBM Holdings, Inc., a Delaware corporation (“IPOco”),  KIA IX (Hammer) Investor, L.P., a Delaware limited partnership (“Investor”), BEP/US LBM Blocker Corporation, a Delaware corporation (“BlackEagle Blocker”), BEP/US LBM Investors,  LLC, a Delaware limited liability company  (“LBM Investors”), US LBM Intermediate Investors, LLC, a Delaware limited liability company (“LBM Intermediate Investors”), KIA IX (Hammer) Blocker, LLC, a Delaware limited liability company (“KIA Blocker”), Kelso Hammer Co-Investment Blocker, LLC, a Delaware limited liability company (“Co-Investment Blocker” and, together with KIA Blocker, the “Kelso Blockers”), LBM Acquisition Vehicle, LLC, a Delaware limited liability company (“Acquisition Vehicle”), and LBM Midco, LLC, a Delaware limited liability company (“Midco”).  Capitalized terms used herein without definition have the meaning ascribed to such terms in the Reorganization Agreement (defined below).

RECITALS

WHEREAS, Acquisition entered into that certain Membership Interest Purchase Agreement, dated as of July 24, 2015, with US LBM Holdings, LLC (the “Company”), US LBM Super Holdings, LLC, BEP/US LBM Intermediate Investors, US LBM Excess Rollover, LLC and, solely for the purposes of Section 10.7 and ARTICLE 12 therein, BlackEagle Partners Fund, L.P., a Delaware limited partnership (“BlackEagle Blocker Fund”), pursuant to which, at the closing, Acquisition indirectly through its subsidiaries, including Midco, acquired all of the issued and outstanding limited liability company interests of the Company (the “Acquisition Transaction”);

WHEREAS, the Acquisition Transaction closed on August 20, 2015;

WHEREAS, the Board of Directors of IPOco has determined to effect the IPO; WHEREAS, in connection with the IPO, IPOco, Acquisition, Midco, and the other parties named therein entered into that certain Reorganization Agreement dated May 9, 2017 (amended on May 14, 2018 , the “Reorganization Agreement”), pursuant to which (i) Acquisition has agreed to enter into a subscription agreement pursuant to which Acquisition shall pay an amount to IPOco equal to the product of the par value of the Class B Common Stock and the number of Units to be held by Acquisition following the IPO Closing, in exchange for a number of newly issued shares of Class B Common Stock such that after such exchange, Acquisition holds a number of shares of Class B Common Stock equal to the number of Units held by Acquisition (the “Acquisition Class B Subscription”)

in a tax-free transaction described in section 351(a) of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”), (ii) Acquisition has agreed to distribute Units and a corresponding number of Class B Common Stock held by Acquisition to Acquisition Vehicle in an amount representing LBM Management Holdings, LLC’s, a Delaware limited liability company (“LBM Management Holdings”), 2015 Build LLC’s, a Virginia limited liability company (“Build LLC”), and FW RMB Nansemond Investors, LLC’s, a Delaware limited liability company (“FW RMB” and, together with LBM Management Holdings and Build LLC, the “Acquisition Vehicle Holders”) indirect ownership interests in Midco (the “Acquisition Vehicle Distribution”) after taking into account the expected impact of any incentive equity issued by Acquisition in complete redemption of Acquisition Vehicle’s interest in Acquisition, (iii) Acquisition has agreed to distribute Units and a corresponding number of Class B Common Stock held by Acquisition to (a) LBM Investors in an amount representing certain of BlackEagle Blocker’s indirect ownership interests in Midco (the “LBM Investors Distribution”) and (b) LBM Intermediate Investors in an amount representing certain of BlackEagle Blocker’s indirect ownership interests in Midco (the “LBM Intermediate Investors Distribution” and, together with the Acquisition Vehicle Distribution and LBM Investors Distribution, the “Day One Distributions”), in each case, (x) after taking into account the expected impact of any incentive equity issued by Acquisition (which, for the avoidance of doubt, shall be calculated in the same manner for each of the Day One Distributions) and (y) in a tax-free distribution described in section 731(a) of the Code, (iv) LBM Investors has agreed to distribute (directly or indirectly) the Units and Class B Common Stock it receives in the LBM Investors Distribution to the BlackEagle Blocker on the same day as the LBM Investors Distribution in complete redemption of the BlackEagle Blocker’s direct or indirect ownership interest in LBM Investors (the “BlackEagle Blocker I Distribution”), (v) LBM Intermediate Investors has agreed to distribute the Units and Class B Common Stock it receives in the LBM Intermediate Investors Distribution to the BlackEagle Blocker on the same day as the LBM Intermediate Investors Distribution in complete redemption of BlackEagle Blocker’s direct or indirect ownership interest in LBM Intermediate Investors (the “BlackEagle Blocker II Distribution”), (vi) Acquisition Vehicle has agreed to directly or indirectly transfer its assets to IPOco (including by means of a merger of Acquisition Vehicle with a subsidiary of IPOco, with Acquisition Vehicle surviving the merger) in exchange for the Acquisition Vehicle Holders receiving an amount of shares of Class A Common Stock equal to the number of Units held by Acquisition Vehicle prior to such direct or indirect transfer of assets to IPOco (the “Acquisition Vehicle Merger”); (vii) BlackEagle Blocker has agreed to directly or indirectly transfer its assets to IPOco (including by means of a merger of BlackEagle Blocker with and into IPOco) in exchange for BlackEagle Blocker Fund, as the sole member of BlackEagle Blocker, receiving an amount of shares of Class A Common Stock equal to the number of Units held by BlackEagle Blocker prior to such direct or indirect transfer of assets to IPOco (the “BlackEagle Blocker Merger”) (viii) Acquisition has agreed to distribute Units and a corresponding number of Class B Common Stock held by Acquisition to Investor no earlier than one calendar day after the Day One Distributions in an amount representing the Kelso Blockers’ indirect ownership interests in Midco (the “Investor Distribution”) after taking into account the expected impact of any incentive equity issued by Acquisition (which, for the avoidance of doubt, shall be calculated in the same manner for the Investor Distribution as each of the Day One Distributions) in a tax-free distribution described in section 731(a) of the Code,  (ix) Investor has agreed to distribute the Units and Class B Common Stock it receives in the Investor Distribution to (a) KIA Blocker on the same day as the Investor Distribution in complete redemption of KIA Blocker’s ownership interest in Investor (the “KIA Blocker Distribution”) and (b) Co-Investment Blocker on the same day as the Investor Distribution in complete redemption of Co-Investment Blocker’s ownership interests in Investor (the “Co-Investment Blocker Distribution”), in each case, in a tax-free distribution described in section 731(a) of the Code  (x) KIA Blocker has agreed to directly or indirectly transfer its assets to IPOco (including by means of a merger of KIA Blocker with and into IPOco) on the same day as the KIA Blocker Distribution in exchange for KIA IX (Hammer DE), L.P., a Delaware limited partnership, as the sole member of KIA Blocker, receiving an amount of shares of Class A Common Stock equal to the number of Units held by KIA Blocker prior to such direct or indirect transfer of assets to IPOco (the “KIA Blocker Merger”), (xi) Co-Investment Blocker has agreed to directly or indirectly transfer its assets to IPOco (including by means of a merger of Co-Investment Blocker with and into IPOco) on the same day as the Co-Investment Blocker Distribution in exchange for Kelso Hammer Co-Investment (DE), L.P., a Delaware limited partnership, as the sole member of Co-Investment Blocker, receiving an amount of shares of Class A Common Stock equal to the number of Units held by Co-Investment Blocker prior to such direct or indirect transfer of assets to IPOco (the “Co-Investment Blocker Merger”), and (xii) IPOco has agreed to contribute (or cause to be contributed) to Midco the proceeds IPOco receives at the IPO Closing from the sale of Class A Common Stock in the IPO, in exchange for a number of Units that results in the aggregate number of Units held by IPOco being equal to the number of then outstanding shares of Class A Common Stock (the “Midco Exchange”) in a transaction described in section 721(a) of the Code;

WHEREAS, Schedule A sets forth the number of Units and shares of Class B Common Stock, as applicable, to be distributed in each of the Acquisition Vehicle Distribution, LBM Investors Distribution, LBM Intermediate Investors Distribution, LBM Investors Distribution, BlackEagle Blocker I Distribution, BlackEagle Blocker II Distribution, KIA Blocker Distribution and Co-Investment Blocker Distribution.

WHEREAS, the Acquisition Vehicle Merger, the BlackEagle Blocker Merger, the KIA Blocker Merger and the Co-Investment Blocker Merger will be effected in accordance with the terms of the Agreement and Plan of Merger dated as of [•]; and

WHEREAS, in connection with the IPO, Acquisition wishes to acquire Class A Common Stock from IPOco in exchange for a capital contribution equal to $[•] (the “Acquisition Class A Subscription”) in a tax-free transaction described in section 351(a) of the Code;

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and of the mutual benefits to be derived herefrom, the parties agree as follows:

1.              Acquisition Class B Subscription.

1.1.                            Acquisition hereby effects and accepts the Acquisition Class B Subscription.

1.2.                            IPOco hereby effects and accepts the Acquisition Class B Subscription.

2.              Acquisition Vehicle Distribution.

2.1.                            Acquisition hereby effects and accepts the Acquisition Vehicle Distribution.

2.2.                            Acquisition Vehicle hereby effects and accepts the Acquisition Vehicle Distribution.

3.              LBM Investors Distribution.

3.1.                            Acquisition hereby makes the LBM Investors Distribution to LBM Investors.

3.2.                            LBM Investors hereby accepts the LBM Investors Distribution.

4.              LBM Intermediate Investors Distribution.

4.1.                            Acquisition hereby makes the LBM Intermediate Investors Distribution to LBM Intermediate Investors.

4.2.                            LBM Intermediate Investors hereby accepts the LBM Intermediate Investors Distribution.

5.              BlackEagle Blocker I Distribution.

5.1.                            LBM Investors hereby makes the BlackEagle Blocker I Distribution to BlackEagle Blocker.

5.2.                            BlackEagle Blocker hereby accepts the BlackEagle Blocker I Distribution.

6.              BlackEagle Blocker II Distribution.

6.1.                            LBM Intermediate Investors hereby makes the BlackEagle Blocker II Distribution to BlackEagle Blocker.

6.2.                            BlackEagle Blocker hereby accepts the BlackEagle Blocker II Distribution.

7.              Investor Distribution

7.1.                            Acquisition hereby makes the Investor Distribution to Investor.

7.2.                            Investor hereby accepts the Investor Distribution.

8.              KIA Blocker Distribution.

8.1.                            Investor hereby effects and accepts the KIA Blocker Distribution.

8.2.                            KIA Blocker hereby effects and accepts the KIA Blocker Distribution.

9.              Co-Investment Blocker Distribution.

9.1.                            Investor hereby effects and accepts the Co-Investment Blocker Distribution.

9.2.                            Co-Investment Blocker hereby effects and accepts the Co-Investment Blocker Distribution.

10.       Acquisition Class A Subscription.

10.1.                     Acquisition hereby effects and accepts the Acquisition Class A Subscription.

10.2.                     IPOco hereby effects and accepts the Acquisition Class A Subscription.

11.       Midco Exchange

11.1.                     IPOco hereby effects and accepts the Midco Exchange.

11.2.                     Midco hereby effects and accepts the Midco Exchange.

12.       Each party hereto hereby represents and warrants to all of the other parties hereto as follows:

12.1.                     The execution, delivery and performance by such party of this Agreement has been, or will be, duly authorized by all necessary action.  Such party is duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation

12.2.                     Such party has the requisite power, authority and legal right to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.

13.       Further Assurances.  Each party hereto agrees to execute and deliver such instruments and evidences of payment and give such further assurances and perform such further acts as the other may reasonably request and as may reasonably be necessary in connection with the transactions contemplated hereby.

14.       Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective parties hereto and their successors, transferees and assigns.

15.       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law rules of such State that would result in the application of the laws of a jurisdiction other than the State of Delaware.  The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.  Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708.  Each of the parties agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent and (2) that service of process may, to the fullest extent permitted by law, also be made on such party by prepaid certified mail with proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

16.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LBM ACQUISITION, LLC

By:
Name: James J. Connors, II
Title: Vice President

US LBM HOLDINGS, INC.

By:
	Name:	Michelle Pollock
	Title:	Senior Vice President, Secretary
and General Counsel

KIA IX (HAMMER) INVESTOR, L.P.

By:	KIA IX (HAMMER) GP, L.P.,
its general partner

By:	KELSO GP IX, LLC,
its general partner

By:
	Name:	James J. Connors, II
	Title:	Managing Member

LBM ACQUISITION VEHICLE, LLC

By: KIA IX (HAMMER) INVESTOR, L.P., as managing member

By: KIA IX (HAMMER) GP, L.P., its general partner

By: KELSO GP IX, LLC, its general partner

By:
Name: James J. Connors, II
Title: Managing Member

BEP/US LBM BLOCKER CORPORATION

By:
Name: Jason Runco
Title: President

BEP US LBM INVESTORS, LLC

By:
Name:
Title:

US LBM INTERMEDIATE INVESTORS, LLC

By:
Name:
Title:

KIA IX (HAMMER) BLOCKER, LLC

By: KIA IX (Hammer DE), L.P., its sole member

By:	KIA IX (HAMMER) GP, L.P.,
its general partner

By:	KELSO GP IX, LLC,
its general partner

By:
Name: James J. Connors, II
Title: Managing Member

KELSO HAMMER CO-INVESTMENT BLOCKER, LLC

By: KELSO HAMMER CO-INVESTMENT (DE), L.P., its sole member

By:	KIA IX (HAMMER) GP, L.P.,
its general partner

By:	KELSO GP IX, LLC,
its general partner

By:
Name: James J. Connors, II
Title: Managing Member

LBM MIDCO, LLC

By its Sole Member, LBM Acquisition, LLC

By its Managing Member, KIA IX (HAMMER) Investor, L.P.

By its general partner, KIA IX (HAMMER) GP, L.P.

By its general partner, KELSO GP IX, LLC

By:
Name: James J. Connors, II
Title: Managing Member

Schedule A

Acquisition Vehicle Distribution:
Recipient of Distribution	Number of Units to be Distributed	Number of shares of Class B Common Stock to be Distributed
LBM Acquisition Vehicle, LLC	[•]	[•]

LBM Investors Distribution:

Recipient of Distribution	Number of Units to be Distributed	Number of shares of Class B Common Stock to be Distributed
BEP/US LBM Investors, LLC	[•]	[•]

LBM Intermediate Investors Distribution:

Recipient of Distribution	Number of Units to be Distributed	Number of shares of Class B Common Stock to be Distributed
US LBM Intermediate Investors, LLC	[•]	[•]

BlackEagle Blocker I Distribution:

Recipient of Distribution	Number of Units to be Distributed	Number of shares of Class B Common Stock to be Distributed
BEP/US LBM Blocker Corporation	[•]	[•]

BlackEagle Blocker II Distribution:

Recipient of Distribution	Number of Units to be Distributed	Number of shares of Class B Common Stock to be Distributed
BEP/US LBM Blocker Corporation	[•]	[•]

KIA Blocker Distribution:

Recipient of Distribution	Number of Units to be Distributed	Number of shares of Class B Common Stock to be Distributed
KIA IX (Hammer) Blocker, LLC	[•]	[•]

Co-Investment Blocker Distribution:

Recipient of Distribution	Number of Units to be Distributed	Number of shares of Class B Common Stock to be Distributed
Kelso Hammer Co-Investment Blocker, LLC	[•]	[•]